Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Adagene Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, par value $0.0001 per share(3)	Rule 457(o)
	Other	Warrants	Rule 457(o)
	Other	Units	Rule 457(o)
	Unallocated (Universal) Shelf	N/A	Rule 457(o)			$7,518,994	$0.00015310	$1,152(4)
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary shares, par value $0.0001 per share(3)	415(a)(6)						Form F-3	333-264486	May 26, 2022
	Other	Warrants	415(a)(6)						Form F-3	333-264486	May 26, 2022
	Other	Units	415(a)(6)						Form F-3	333-264486	May 26, 2022
	Unallocated (Universal) Shelf	N/A	415(a)(6)			$192,481,006(5)	$0.00009270(5)		Form F-3	333-264486	May 26, 2022	$17,843
	Total Offering Amounts					$200,000,000		$1,152(4)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$1,152(4)

(1)	The registrant is hereby registering an indeterminate number of securities of each identified class as may from time to time be offered at unspecified prices or upon conversion, exchange or exercise of securities registered hereunder to the extent such securities are, by their terms, exercisable for, such securities. The $200,000,000 of securities registered hereunder includes the shares of American Depositary Shares that may be offered, issued and sold pursuant to that certain “at-the-market offering” sales agreement by and between the Registrant and Leerink Partners LLC. The maximum aggregate offering price of all securities covered by this registration statement will not exceed $200,000,000. The registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The securities registered hereunder include securities that may be purchased by underwriters to cover over-allotments, if any. In addition, pursuant to Rule 416 under the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share subdivision or consolidation, share dividends, or similar transactions.
(2)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.
(3)	Each American Depositary Share represents one and one quarter (1.25) of ordinary shares, par value $0.0001 per share. Ordinary shares may be in the form of American Depositary Shares. American Depositary Shares issuable on deposit of the ordinary shares registered hereby have been registered under the Registration Statement on Form F-6 (Registration No. 333-252543), which was filed with the Securities and Exchange Commission on January 29, 2021.
(4)	Paid herewith.
(5)	The $200,000,000 of securities registered pursuant to this registration statement includes $192,481,006 of securities (the “Unsold Securities”) registered pursuant to the Registration Statement on Form F-3 (No. 333-264486), initially filed on April 26, 2022, as amended (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $17,843 of filing fees previously paid in connection with the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder and will continue to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.